Exhibit 5

                                        WALLER LANSDEN DORTCH & DAVIS,
                                   A PROFESSIONAL LIMITED LIABILITY COMPANY
                                         511 Union Street, Suite 2100
                                            Post Office Box 198966
                                        Nashville, Tennessee 37219-8966
                                                (615) 244-6380
                                  Facsimiles: (615) 244-6804; (615) 244-5686


                                 June 25, 1997
Securities and Exchange Commission 450 Fifth Street, N.W.
Washington, D.C.   20549

            Re:   Community Bancshares, Inc.
                  Registration Statement on Form S-8

Ladies and Gentlemen:

      We are acting as counsel to Community Bancshares, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 (the "Act"), of 135,000 shares of the Company's Common Stock, $.10 par value per share (the "Shares"), pursuant to the above-referenced Registration Statement (the "Registration Statement"). In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.
      Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms described in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.
                              Very truly yours,


                              /s/ Waller Lansden Dortch & Davis,
                                  A Professional Limited Liability Company